                                                                   EXHIBIT 10.45

                        SEPARATION AND RELEASE AGREEMENT

     THIS SEPARATION AND RELEASE AGREEMENT ("Agreement") is made and entered into by and between ROBERT SILVER ("Mr. Silver") and COMPRESSION LABS, INC. (the "Company"), as of the Effective Date described in paragraph fourteen (14) herein.

                               W I T NE S S E T H

     WHEREAS, Mr. Silver has tendered his resignation as Vice President of Sales and Marketing and all other positions he may hold with the Company in consideration of the promises and covenants contained herein;

     WHEREAS, the Company has accepted Mr. Silver's resignation as Vice President of Sales and Marketing and wishes to provide Mr. Silver with certain benefits in consideration of his service to the Company and the promises and covenants of Mr. Silver as contained herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1. RESIGNATION. Mr. Silver has tendered, and the Company has accepted, Mr. Silver's resignation as Vice President of Sales and Marketing and all other positions he may hold with the Company, effective December 1, 1995 ("Transition Date").

     2. TRANSITION PERIOD. To aid Mr. Silver in his employment transition, the Company will continue to employ Mr. Silver from the Transition Date through and including May 15, 1996 (the "Separation Date"). The time period beginning on the day after the Transition Date and ending on the Separation Date shall be referred to as the Transition Period.

          (A) DUTIES. During the Transition Period, Mr. Silver shall be responsible for transition activities as assigned by the Company's Chief Executive Officer ("CEO"), and shall report to the Company's Vice President of Human Resources. Mr. Silver agrees that throughout the Transition Period he will continue to be bound by the Company's employment policies, procedures and practices.

          (B) COMPENSATION AND BENEFITS. During the Transition Period: (i) the Company will continue to pay Mr. Silver his base salary in effect as of the Transition Date; (ii) Mr. Silver shall be entitled to continue his participation in the Company's group health insurance plans in which he was participating as of the Transition Date; and, (iii) within three (3) days of the Transition Date, the Company will pay Mr. Silver all accrued, but unused paid time off, subject to standard payroll deductions and withholdings. Except as expressly provided herein, Mr. Silver acknowledges that he will not receive (nor is he entitled to) any additional compensation or benefits (including, but not limited to, life insurance and disability insurance) during the Transition Period.

          (C) NONCOMPETITION. Mr. Silver agrees that throughout the Transition Period, he will not, without the Company's prior written approval, directly or indirectly engage or prepare to engage in any activity in competition with the Company, or accept employment, provide services to, or establish a business relationship with a business or individual engaged in or preparing to engage in competition with the Company.

     3. ACCRUED SALARY. Within three (3) days after the Separation Date, the Company will pay Mr. Silver all accrued salary, subject to standard payroll deductions and withholdings.

     4. ADDITIONAL PAYMENTS AND BENEFITS. The Company has no policy or procedure requiring payment of any severance benefits. However, if on or about the Separation Date, Mr. Silver signs the release attached hereto as Exhibit B (the "Release Agreement"), the Company will provide Mr. Silver with the following as part of this Agreement:

          (A) SEVERANCE PAYMENTS. Within ten (10) days of the Release Effective Date as defined in Exhibit B, the Company will, as severance, pay Mr. Silver two (2) weeks of his base salary in effect on the Transition Date, subject to standard payroll deductions and withholdings.

          (B) HEALTH INSURANCE. Any health insurance coverage provided by the Company in effect on the Separation Date shall continue through May 31, 1996. Thereafter, to the extent permitted by law and by the Company's group health insurance plans, Mr. Silver will be eligible to continue his health insurance benefits under the federal COBRA law, at his own expense, for up to eighteen (18) months and, later, to convert to an individual policy if he wishes.

          (C) NON-RECOVERABLE DRAW. The Company will forgive any amount of Mr. Silver's draw in excess of commissions, if any, still outstanding on the Transition Date.

          (D) COMMISSIONS. The Company will pay Mr. Silver his commissions earned through the Transition Date. All such commissions will be paid in the ordinary course of business, according to standard Company practice.

          (E) OTHER BENEFITS. Except as expressly provided herein, Mr. Silver acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance or benefits (including, but not limited to, life insurance and disability insurance).

     5. EXPENSE REIMBURSEMENT. Within five (5) business days after the Effective Date of this Agreement, Mr. Silver will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Effective Date, if any, for which he seeks reimbursement. The Company shall reimburse Mr. Silver's expenses pursuant to Company policy and regular business practice. The Company shall not reimburse Mr. Silver for any expenses incurred after the Effective Date, except in the event such expenses are approved in advance by the CEO.

     6. STOCK OPTION EXERCISE. Mr. Silver acknowledges that the vesting of all of his shares under his stock option will cease on the Transition Date. He shall be entitled to exercise his vested shares, if any, within ninety (90) days of the Transition Date in accordance with the terms of the applicable stock option plan and stock option grant(s).

     7. NONSOLICITATION. Mr. Silver agrees that for one (1) year after the Transition Date, he will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

     8. COMPANY PROPERTY. Within three (3) days after the Separation Date, Mr. Silver agrees to return to the Company all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof).

     9. PROPRIETARY INFORMATION OBLIGATIONS. Mr. Silver acknowledges that he continues to be bound by the terms of his Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

     10. ASSISTANCE WITH LITIGATION. Mr. Silver agrees to assist the Company and its attorneys with their defense and/or prosecution of legal actions including, but not limited to, any claim or action brought against the Company in which Mr. Silver may have relevant information. Mr. Silver's assistance may include testimony at a deposition and/or trial, informal interviews and other reasonable activities, as may be requested. The Company will pay any and all attorneys fees incurred in connection with such assistance. The Company will also reimburse Mr. Silver for all reasonable out-of-pocket costs incurred in connection with any such assistance upon his submittal of documentation of such costs.

     11. NONDISPARAGEMENT. Mr. Silver and the Company agree that neither party will at any time disparage the other in any manner likely to be harmful to the other party, its business reputation, or the personal or business reputation of its directors, shareholders, and employees, provided that each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process, and within a reasonable time prior to making any such response shall provide notice to the other party of such process.

     12. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Mr. Silver and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) Mr. Silver may disclose this Agreement, in confidence, to his immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Mr. Silver agrees not to discuss this Agreement with any present or former employees, consultants, independent contractors or other personnel of the Company.

     13. RELEASE OF CLAIMS. Except as otherwise set forth in this Agreement, Mr. Silver hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Silver's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, draws, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     14. ADEA WAIVER. Mr. Silver acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the waiver in the above paragraph is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA that: (a) his waiver and release do not apply to any claims that may arise after the Effective Date of this Agreement; (b) he has been advised to consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days within which to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Mr. Silver, provided that the Company has also signed the Agreement by that date ("Effective Date").

     15. SECTION 1542 WAIVER. Mr. Silver acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. Silver hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

     16. LIQUIDATED DAMAGES. Both Mr. Silver and the Company agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by material breach of the nondisparagement or confidentiality provisions set forth in paragraphs 11 and 12 of this Agreement, respectively. Therefore, Mr. Silver and the Company agree that, in the event it is established, pursuant to the Dispute Resolution provision (paragraph 18), that Mr. Silver has violated such provisions, Mr. Silver shall pay to the Company, as liquidated damages, ten (10) thousand dollars ($10,000) for each breach. Mr. Silver and the Company further agree that this liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Company due to any such breach. Mr. Silver also agrees that nothing in this section is intended to limit the Company's right to obtain injunctive and other relief as may be appropriate.

     17. NO ADMISSIONS. It is understood and agreed by Mr. Silver and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     18. DISPUTE RESOLUTION. Unless otherwise prohibited by law or specified below, all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing JAMS arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     19. ENTIRE AGREEMENT. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Silver and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Silver and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

     20. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

     21. WARRANTIES. Mr. Silver warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any of the claims or causes of action released herein, and, further, that Mr. Silver is fully entitled and duly authorized to give this complete and final general release and discharge.

     22. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

     23. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     24. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     25. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

ROBERT SILVER,                                     COMPRESSION LABS, INC.,
an individual                                      a corporation
  /s/  Robert Silver                               By: /s/  Keith Copeland
  Robert Silver                                        Keith Copeland
                                                       Vice President, Human Resources
Date:            November 29,                      Date:            November 29,
  1995                                             1995

                                   EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                   EXHIBIT B

                               RELEASE AGREEMENT

     In consideration for the severance payments and benefits the Company will pay me under paragraph 4 of the foregoing Agreement, to which I am not otherwise entitled, I hereby release and forever discharge the Company, its officers, directors, agents, attorneys, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct during the Transition Period, including but not limited to: all such claims or demands directly or indirectly arising out of my employment or the termination of my employment, claims or demands related to salary, bonuses, draws, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, sabbatical benefits or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the California Fair Employment and Housing Act, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); other discrimination claims; tort law; contract law; wrongful discharge; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I further acknowledges that I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after the Release Effective Date of this Release Agreement; (b) I have been advised to consult with an attorney prior to executing this Release Agreement; (c) I have twenty-one (21) days within which to consider this Release Agreement (although I may choose to voluntarily execute this Release Agreement earlier); (d) I have seven (7) days following the execution of this Release Agreement to revoke the Release Agreement; (e) this Release Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release Agreement is executed by me, provided that the Company has also signed the Agreement by that date ("Release Effective Date").

     I acknowledge that I have read and understand Section 1542 of the Civil Code of the State of California which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. I hereby expressly waive and relinquish all rights and benefits under that section and any similar law of any jurisdiction with respect to the release for unknown and unsuspected claims I am granting in this Release.

Date:                       , 1996                        By:
                                             Robert Silver

                                        7